Exhibit 10.43
ASSIGNMENT AGREEMENT AND PLAN OF MERGER
     This ASSIGNMENT AGREEMENT AND PLAN OF MERGER, dated as of November [ ], 2009 (this “Agreement”), is among Providence Equity GP V L.P., a Delaware limited partnership (“Assignor”), Providence Equity Partners V-A L.P., a Delaware limited partnership (“PEP V-A”), Providence Equity Partners V-A Study Island L.L.C., a Delaware limited liability company and a direct subsidiary of PEP V-A (“Merger Co.”), and Archipelago Learning, Inc., a Delaware corporation (the “Company”).
     WHEREAS, Assignor is the sole general partner of Providence Equity Partners V-A Study Island L.P., a Delaware limited partnership (the “Carry Partnership”) and Merger Co. is the limited partner of the Carry Partnership;
     WHEREAS, Assignor is the sole general partner of PEP V-A, and PEP V-A is the sole member of Merger Co.;
     WHEREAS, the Carry Partnership holds Class A Shares of Archipelago Learning Holdings, LLC, a Delaware limited liability company (“Holdings”);
     WHEREAS, the Company intends to undertake an initial public offering of its equity interests, and in connection therewith, the holders of the membership interests in Holdings desire to contribute or otherwise transfer their membership interests in Holdings to the Company (the “Reorganization”), in order that Holdings may become a direct wholly-owned subsidiary of the Company and the Company may effectuate the initial public offering through an offering of its common stock to the public (the “Offering”);
     WHEREAS, in connection with the Reorganization, Assignor desires to assign all of its rights, title and interests in and to the general partnership interest in the Carry Partnership to the Company in a transaction governed by Section 351 of the Code (the “Assignment”);
     WHEREAS, in connection with the Reorganization, the parties hereto desire that Merger Co. be merged with and into the Company (the “Merger”) with the Company as the surviving corporation in the Merger;
     WHEREAS, in consideration of the Assignment, Assignor directs the Company to transfer the consideration for the assignment to PEP V-A, and, as consideration for such direction to transfer the consideration to PEP V-A, PEP V-A shall issue to Assignor additional partnership interest (the “Carried Interest”);
     WHEREAS, in consideration of the Merger and the direction to transfer Assignor’s consideration pursuant to the Assignment to PEP V-A, the Company shall issue to PEP V-A common stock, par value $0.001 per share, of the Company (“Surviving Corporation Common Stock”);
     WHEREAS, concurrently with the execution of this Agreement and pursuant to the Reorganization, all other interests in Holdings will be transferred and contributed to the Company, and in exchange for such contribution, the Company will issue to each such transferee shares of Surviving Corporation Common Stock;
     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), and that this Agreement constitutes a plan of reorganization;
     WHEREAS, as a result of the Assignment and the Merger, the Carry Partnership will have only one partner and will therefore dissolve by operation of law;
     WHEREAS, the Board of Directors of the Company and the sole member of Merger Co. each have approved and declared advisable this Agreement, the Assignment and the Merger, on the terms and subject to the conditions provided for in this Agreement; and
     WHEREAS, immediately prior to the execution and delivery of this Agreement, each of PEP V-A, as the sole member of Merger Co., and Archipelago Learning, LLC, as the sole stockholder of the Company, have executed and delivered a written consent approving this Agreement (the “Merger Co. Member Approval” and the “Company Stockholder Approval”, respectively).
     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Assignor, PEP V-A, Merger Co. and the Company hereby agree as follows:
ARTICLE I
The Assignment
     Section 1.1. Assignment. Assignor hereby assigns, transfers and conveys to the Company all of its right, title and interest in and to its general partnership interest in the Carry Partnership. Assignor hereby assigns all consideration that it would otherwise receive as a result of the Assignment to PEP V-A, and in consideration therefor, PEP V-A hereby issues to Assignor the Carried Interest.
ARTICLE II
The Merger
     Section 2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA” and collectively with the DGCL, “Delaware Law”), at the Effective Time (as defined below) Merger Co. shall be merged with and into the Company, and the separate limited liability company existence of Merger Co. shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

     Section 2.2. Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on the date hereof (the “Closing Date”), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to by the parties hereto.
     Section 2.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of Delaware Law (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).
     Section 2.4. Effects of the Merger. The Merger shall have the effects set forth in Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Co. shall become the debts, liabilities and duties of the Surviving Corporation.
     Section 2.5. Certificate of Incorporation and By-laws of the Surviving Corporation.
     (a) The [amended and restated] Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by the DGCL.
     (b) The [amended and restated] bylaws of Company (the “Bylaws”), as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by the DGCL.
     Section 2.6. Directors and Officers of the Surviving Corporation.
     (a) The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, to serve as such until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
     (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE III
Effect of the Merger on the Capital Stock of the
Constituent Corporations
     Section 3.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), or any membership interests of Merger Co.:
     (a) Conversion of Membership Interests of Merger Co. All membership interests of Merger Co. shall together be converted into and become an aggregate of [ ] validly issued, fully paid and nonassessable shares of Surviving Corporation Common Stock.
     (b) Company Common Stock. Each share of Company Common Stock shall remain outstanding as one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.
     Section 3.2. Stock Certificates in Surviving Corporation. The Surviving Corporation shall issue one stock certificate to PEP V-A in respect of the Surviving Corporation Common Stock to be issued to PEP V-A pursuant to Section 3.1, the amount of shares represented by such stock certificate to be [ ] shares of Surviving Corporation Common Stock.
ARTICLE IV
Termination of the Carry Partnership; Winding Up of Partnership Assets
     Section 4.1. Effective immediately upon the Merger, the parties hereby agree that the Carry Partnership is dissolved and that, notwithstanding any provision of the General Partnership Agreement of the Carry Partnership, dated as of January 10, 2007 (the “Carry Partnership Agreement”), subject to the payment of any debts and liabilities of the Carry Partnership as provided in Section 9.2 of the Carry Partnership Agreement, the distribution of all of the assets of the Carry Partnership, consisting of the Class A Shares of Holdings held by the Carry Partnership, to the Company shall constitute the final liquidation of the assets of the Carry Partnership.
ARTICLE V
Representations and Warranties of the Company
     The Company represents and warrants to PEP V-A and Merger Co. as follows:

     Section 5.1. Organization, Standing and Corporate Power.
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     Section 5.2. Authority; Noncontravention; Voting Requirements.
     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, as a result of obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance by the Company of this Agreement, and the consummation of the Merger, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
     (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) violate any law, judgment, writ or injunction of any governmental authority applicable to the Company or any of its properties or assets. Except for the Company Stockholder Approval, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     Section 5.3. Issuance of Surviving Corporation Common Stock; Capitalization of the Surviving Corporation. The Surviving Corporation Common Stock to be issued as a result of the Merger has been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable. After giving effect to the Reorganization and the Offering, the capitalization of the Surviving Corporation is as set forth in the prospectus filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by the Company with the Securities and Exchange Commission with respect to the Offering.

ARTICLE VI
Representations and Warranties of Merger Co. and PEP V-A
          Merger Co. and PEP V-A, jointly and severally, represent and warrant to the Company as follows:
     Section 6.1. Organization, Standing and Corporate Power.
     (a) Merger Co. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (b) PEP V-A is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.
     Section 6.2. Merger Co. Authority; Noncontravention.
     (a) Merger Co. has all necessary limited liability company power and authority to execute and deliver this Agreement and, as a result of obtaining the Merger Co. Member Approval, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance by Merger Co. of this Agreement, and the consummation of the Merger, have been duly authorized and approved by its sole member, and except for obtaining the Merger Co. Member Approval for the adoption of this Agreement, no other limited liability company action on the part of Merger Co. is necessary to authorize the execution, delivery and performance by Merger Co. of this Agreement and the consummation by it of the Merger. This Agreement has been duly executed and delivered by Merger Co. and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Merger Co., enforceable against Merger Co. in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.
     (b) Neither the execution and delivery of this Agreement by Merger Co. nor the consummation by Merger Co. of the Merger, nor compliance by Merger Co. with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the limited liability company agreement of Merger Co. or (ii) violate any law, judgment, writ or injunction of any governmental authority applicable to Merger Co. or any of its properties or assets. Except for the Merger Co. Member Approval, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of Merger Co. in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     Section 6.3. PEP V-A Authority; Noncontravention.
     (a) PEP V-A has all necessary limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by PEP V-A of this Agreement have been duly authorized and approved by its general partner and no other action on the part of the general partner of PEP V-A is necessary to authorize the execution, delivery and performance by PEP V-A of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by PEP V-A and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of PEP V-A, enforceable against PEP V-A in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.
     (b) Neither the execution and delivery of this Agreement by PEP V-A nor compliance by PEP V-A with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the limited partnership agreement of PEP V-A or (ii) violate any law, judgment, writ or injunction of any governmental authority applicable to PEP V-A or any of its properties or assets. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of PEP V-A in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     Section 6.4. Capitalization. Merger Co. is wholly-owned by PEP V-A. Merger Co. has no existing option, warrant, call, right, or contract of any character to which Merger Co. is a party requiring, and there are no securities of Merger Co. outstanding which upon conversion or exchange would require, the issuance of any membership interests of Merger Co. or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase membership interests of Merger Co. Except for this Agreement, neither PEP V-A nor Merger Co. is a party to any voting trust or other contract with respect to the voting, redemption, sale, transfer or other disposition of Merger Co.’s membership interests.
     Section 6.5. Operations of Merger Co. Merger Co. was formed solely for the purpose of holding a partnership interest in Providence Equity Partners V-A Study Island L.P., a Delaware limited partnership formed solely for the purpose of (and that has conducted no activities other than) holding membership interests in Holdings. Merger Co. has engaged in no business other than as set forth in this Section 6.5, has no liabilities, and has conducted its operations solely as contemplated hereby.
     Section 6.6. Investment Intent and Eligibility. PEP V-A is an “accredited investor” within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act by the Securities and Exchange Commission. The Surviving Corporation Common Stock to be acquired by PEP V-A pursuant to this Agreement is being acquired for PEP V-A’s own account, not as a nominee or agent for any other person and without a view to the distribution of such Surviving Corporation Common Stock or any interest therein in violation of the Securities Act or any state securities laws.
ARTICLE VII

Miscellaneous
     Section 7.1. Entire Agreement. This Agreement and the other documents referred to herein represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.
     Section 7.2. Amendments and Waivers. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
     Section 7.3. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as expressly contemplated by this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any of the parties hereto without the prior written consent of the other parties and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations.
     Section 7.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
     Section 7.5. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the internal laws of the State of Delaware. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action.
     Section 7.6. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
          If to Assignor, PEP V-A or Merger Co., to:

c/o Providence Equity Partners
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02703
Attention:	Peter O. Wilde
David Phillips
Facsimile:	(401) 751-1790
Email:	p.wilde@provequity.com
d.phillips@provequity.com
          If to the Company, to:

Archipelago Learning, Inc.
3400 Carlisle Street, Suite 345
Dallas, Texas 75204
Attention:	Tim McEwen
Facsimile:	(866) 515-9145
Email:	tim.mcewen@archlearning.com
          with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention:	Kevin J. Sullivan
Facsimile:	(617) 772-8333
Email:	kevin.sullivan@weil.com
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 7.7. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     Section 7.8. Tax Treatment of the Merger. Each of Assignor, PEP V-A, Merger Co. and the Company agrees to treat the Merger as a reorganization within the meaning of Section 368(a) of the Code and to take no action inconsistent with such treatment.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

ARCHIPELAGO LEARNING, INC.
By:
	Name:	Tim McEwen
	Title:	Chief Executive Officer

PROVIDENCE EQUITY GP V L.P.
By:	Providence Equity Partners V L.L.C.,
Its General Partner

By:
Name:
Title:

PROVIDENCE EQUITY PARTNERS V-A L.P.
By:	Providence Equity GP V L.P.,
Its General Partner

By:	Providence Equity Partners V L.L.C.,
Its General Partner

By:
Name:
Title:

PROVIDENCE EQUITY PARTNERS V-A STUDY ISLAND L.L.C.
By:	Providence Equity Partners V-A L.P.,
Its Sole Member

By:	Providence Equity GP V L.P.,
Its General Partner

By:	Providence Equity Partners V L.L.C.,
Its General Partner

By:
Name:
Title: